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                                                                     EXHIBIT 3.A


                                                        ARTICLES OF ORGANIZATION
                                                     As Amended October 25, 1989

        ________________________________________________________________________
        THE COMMONWEALTH OF MASSACHUSETTS

        1. The name by which the corporation shall be known is Wyman-Gordon Company.

        2. The purposes for which the corporation is formed are as follows: forgings, forgings of all kinds, castings, machinery, tools, metal work of any kind and any and all things made in whole or in part from metals. To carry on a general forging business. To carry on a general manufacturing business and to do all things necessary or incidental to any of the above purposes or powers. To carry on the general business of merchants and dealers in any or all things manufactured by the company or used or acquired in connection with such manufacture. To acquire personal property of any kind and any amount, and real property, so far as the same may be necessary or desirable in connection with any of the foregoing powers, and to sell, mortgage, pledge, lease or otherwise dispose of such personal and real property. To acquire, hold, use, sell and deal in patented articles, patent rights, patents, licenses under patents, trade-marks, trade names, processes and formulae. To acquire, hold and dispose of its own stock and securities and stocks, bonds or securities of any other corporations and associations. To carry on the business heretofore conducted by the Wyman and Gordon Company, a Massachusetts corporation. To do any and all acts desirable in connection with or incidental to any of the above powers or purposes or calculated to enhance the value of the company's business or property.

        3.(a) The total number of shares of Common Stock which the Company is authorized to issue is Thirty-five Million (35,000,000) having a par value of one dollar ($1.00) per share.

          (b) The total number of shares of Preferred Stock which the Company is authorized to issue is Five Million (5,000,000) having no par value.

        4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares of such series. Each such series of Preferred Stock shall have such preferences, voting powers, qualifications, restrictions, and special or





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               relative rights or privileges, and to the fullest extent now or hereafter permitted under Massachusetts law, as shall be stated in such resolution or resolutions providing for the issuance of shares of Preferred Stock as may be adopted from time to time by the Board of Directors in accordance with the laws of the Commonwealth of Massachusetts.

        5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows: None.

        6.(a) The Board of Directors may make, amend or repeal the Bylaws in whole or in part except with respect to any provision thereof which by law the Articles of Organization or the Bylaws requires action by the Stockholders.

          (b)  No director of the Company shall have any personal liability to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article 6(b) shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. The preceding sentence shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this Article 6(b) becomes effective. No amendment to or repeal of this Article 6(b) shall apply to or have any effect on the elimination pursuant hereto of liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Nothing in this Article 6(b) shall limit any lawful right to indemnification existing independently of this Article.

          (c) No Business Combination (as hereinafter defined) shall be consummated or effected unless such Business Combination shall have been approved by the affirmative vote of the holders of not less than eighty-five percent (85%) of the total voting power of all outstanding shares of voting stock of the Company, voting as a single class. Such vote shall be required notwithstanding the fact that no vote for such a transaction may be required by law or that approval by some lesser percentage of stockholders may be specified by law or in any agreement with any national

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               securities exchange or otherwise; provided, however, that such eighty-five percent (85%) vote shall not be required, and the provisions of Massachusetts law relating to the vote required for the approval of stockholders, if any, shall apply to any such Business Combination if either of the following conditions is satisfied:

             1.  The aggregate amount of the cash and the Fair Market
                 Value (as hereinafter defined) of the property, securities or other consideration to be received per share of capital stock of the Company incident to the consummation of such Business Combination by a holder of such stock, other than an Interested Stockholder (as hereinafter defined) involved in such Business Combination, is not less than the highest of (a) the Highest Per Share Price or the Highest Equivalent Price (as those terms are hereinafter defined), paid by such Interested Stockholder in acquiring any of its holdings of the Company's capital stock during the five-year period preceding the announcement of such Business Combination; (b) a price that includes the same or a greater premium over the market price of such capital stock immediately prior to the announcement of such Business Combination as the greatest premium over market price paid by such Interested Stockholder in the purchase of any shares of any class of the Company's capital stock during the five-year period preceding the announcement of such Business Combination; or (c) the Highest Per Share Price or the Highest Equivalent Price that such Interested Stockholder shall, during the five-year period preceding the announcement of such Business Combination, have offered to the stockholders of the Company for any shares of the Company's capital stock or indicated in writing that it would be prepared to offer under specified conditions; or

             2. The Continuing Directors (as hereinafter defined) shall have expressly approved such Business Combination by a two-thirds vote either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Company that caused the Interested Stockholder involved to become an Interested Stockholder. In determining whether or not to approve any such Business Combination, the Continuing Directors may give due consideration to all factors they consider relevant, including without limitation (a) the long-term and short-term effects on the profitability of the Company, (b) its social, legal, environmental and economic effects, both short-term and long-term, on the employees of the Company and its subsidiaries and on the communities and the geographic areas in which the Company and its subsidiaries operate or are located, and on any of the business and properties of the Company and its subsidiaries, and (c) the adequacy

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               of the consideration offered in relation not only to the current market price of the Company's outstanding securities, but also to the current value of the Company in a freely negotiated transaction and the Continuing Directors' estimate of the Company's future value (including the unrealized value of its properties and assets) as an independent going concern.

          (d) Prior to the consummation of any Business Combination and prior to any vote of the Company's stockholders under Section (c) of this Article 6, a proxy statement or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all stockholders of the Company for the purpose of informing the Company's stock- holders about such proposed Business Combination and, if their approval is required by Section (c) of this Article 6, for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement or information statement shall contain at the front thereof, in a prominent place, a statement by the Continuing Directors of their position on the advisability (or inadvisability) of the proposed Business Combination.

          (e)  For the purpose of Sections (c), (d), (e) and (f) of this
               Article 6:

               1. The term "Business Combination" shall mean (a) any merger, consolidation or share exchange of the Company or any of its subsidiaries with or into an Interested Stockholder, in each case irrespective of which corpora-tion or company is to be the surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Stockholder (in a single transaction or a series of related transactions) of all or a substantial part of the assets of the Company (including without limitation any securities of a subsidiary of the Company) or all or a substantial part of the assets of any of its subsidiaries; (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Company, or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a substantial part of the assets of an Interested Stockholder; (d) the issuance or transfer by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries to an Interested Stockholder (other than an issuance or transfer of securities which is effected on a pro-rata basis to all stockholders of the Company); (e) any acquisition by the Company or any of its subsidiaries of any securities issued by an Interested Stockholder; (f) any recapitalization or reclassification of shares of any class of voting stock of the

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               Company or any merger or consolidation of the Company with any of its subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Company (or any securities convertible into any class of such capital stock) owned by any Interested Stockholder; (g) any merger or consolidation of the Company with any of its subsidiaries after which the provisions of Sections (c), (d), (e) and (f) of this
               Article 6 shall not appear in the articles of organization
               (or the equivalent charter documents) of the surviving entity;
               (h) any plan or proposal for the liquidation or dissolution of the Company; and (i) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

           2. The term "Interested Stockholder" shall mean any individual, corporation, partnership or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination, is a "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of the provisions contained in Sections (c), (d), (e) and (f) of this Article 6 by the stockholders of the Company) (the "Exchange Act") of shares of any class or series of capital stock of the Company which, when combined with the shares of such class or series of stock of which any "Affiliates" or "Associates" (as defined in Rule 12b-2 under the Exchange Act) of such individual, corporation, partnership or other person or entity are Beneficial Owners, amount to ten percent (10%) or more of the outstanding shares of such class or series of stock and any Affiliate or Associate of any such Interested Stockholder.

           3. The term "Continuing Director" shall mean any director of the Company who was a director on February 22, 1989, and any other director whose election as a director was recommended or approved by a majority of Continuing Directors.

           4. Any action required to be taken by vote of the Continuing Directors shall be effective only if taken at a meeting at which a Continuing Director Quorum is present. A Continuing Director Quorum shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of these Articles of Organization or the Bylaws of the Company or by law.

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           5.  Whether or not any proposed sale, lease, exchange,
               mortgage, pledge, transfer or other disposition of part of the assets of any entity involves a "substantial part" of the assets of such entity shall be conclusively determined by a two-thirds vote of the Continuing Directors; provided, however, that any such determination shall be effective only if made at a meeting at which a Continuing Director Quorum was present; and provided further that assets involved in any single transaction or series of related transactions having an aggregate Fair Market Value of more than fifteen percent (15%) of the total consolidated assets of an entity and its subsidiaries as at the end of such entity's last full fiscal year prior to such determination shall always be deemed to constitute a "substantial part."

           6. For the purposes of Subsection (1) of Section (c) of this Article 6, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Company retained by stockholders of the Company other than any Interested Stockholders or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving corporation.

           7. An "Interested Stockholder" shall be deemed to have acquired a share of the capital stock of the Company at the time when such Interested Stockholder became the Beneficial Owner thereof. With respect to shares owned by Affiliates or Associates of an Interested Stockholder or other persons whose ownership is attributed to an Interested Stockholder under the foregoing definition of Interested Stockholder, for purposes of Subsection 8 of this Section (e), such Interested Stockholder shall be deemed to have purchased such shares at the higher of
               (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person who owns such shares, or
               (b) the market price of the shares in question at the time when the Interested Stockholder became the Beneficial Owner thereof.

           8.  The terms "Highest Per Share Price" and "Highest
               Equivalent Price" shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid or offered to be paid during the preceding five years by the Interested Stockholder involved for any share or shares of that class of capital stock. If there is more than one class of



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               capital stock of the Company issued and outstanding, the Highest
               Equivalent Price shall mean with respect to each class and series of capital stock of the Company, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe to be appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid or offered to be paid during the preceding five years by the Interested Stockholder involved or any Affiliate or Associate of such Interested Stockholder for any share or shares of any other class or series of capital stock of the Company.
               In determining the Highest Per Share Price and Highest
               Equivalent Price, all purchases by such Interested Stockholder or any such Affiliate or Associate shall be taken into account regardless of whether the shares were purchased before or after such Interested Stockholder became an Interested Stock- holder. The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commis- sions, transfer taxes and soliciting dealers' fees paid by such Interested Stockholder or any such Affiliate or Associate with respect to the shares of capital stock of the Company acquired by such Interested Stockholder or such Affiliate or Associate. In the event any Business Combination involving an Interested Stockholder shall be proposed, the Continuing Directors shall determine the Highest Equivalent Price for each class and series of the capital stock of the Company of which there are shares issued and outstanding.

           9. The term "Fair Market Value" shall mean (a) in the case of stock, the highest closing sale price during the thirty day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on the New York Stock Exchange, or the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors, and (b) in the case of property on the date in question as determined by a two-thirds vote of the Continuing Directors; provided, however, that any determination

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               made by the Continuing Directors pursuant to this Subsection 9 shall be effective only if made at a meeting at which a Continuing Director Quorum was present; and provided further than in the event the number of Continuing Directors in office shall be less than a Continuing Director Quorum, any determination of fair market value that would otherwise be made by a vote of the Continuing Directors shall be made by a court of competent jurisdiction.

     (f) No proposal to amend or repeal Sections (c), (d), (e) or (f) of this Article 6 may be authorized and approved except by the affirmative vote of the holders of voting stock entitling them to exercise eighty-five percent (85%) of the voting power of the Company voting together as a class, unless required to vote separately by law or by other provisions of those Articles of Organization or by the terms of the stock entitling them to vote and, if a proposal upon which holders of shares of a particular class or classes are so required to vote separately, then by the affirmative vote of the holders of shares entitling them to exercise eighty-five percent (85%) of the voting power of each such class or classes; provided, however, that the provisions of this Section (f) shall not apply to any such amendment or repeal of this
           Article 6 that has been favorably recommended to the stockholders by resolution of the Board of Directors adopted by a two-thirds vote of the Continuing Directors at a meeting at which a Continuing Director Quorum was present, in which case any such amendment or repeal of Sections (c), (d), (e) or (f) of this Article 6 may be authorized and approved by the affirmative vote of such number of the holders of voting stock as may be required by law.





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